Exhibit 99.1

NEWS BULLETIN

RE: CLAIRE’S STORES, INC.

2400 WEST CENTRAL ROAD, HOFFMAN ESTATES, ILLINOIS 60192

CLAIRE’S STORES, INC. REPORTS FISCAL 2013

FOURTH QUARTER AND FULL YEAR RESULTS

BEATRICE LAFON NAMED CHIEF EXECUTIVE OFFICER

CHICAGO, April 1, 2014. Claire’s Stores, Inc. (the “Company”) is one of the world’s leading specialty retailers of fashionable jewelry and accessories for young women, teens, tweens, and kids. The Company today reported its financial results for the fiscal 2013 fourth quarter and fiscal year, which ended February 1, 2014. The Company also announced that James D. Fielding has resigned as Chief Executive Officer and will be replaced by Beatrice Lafon, currently the President, Claire’s Europe.

Fourth Quarter Results

The Company reported net sales of $435.5 million for the fiscal 2013 fourth quarter, a decrease of $57.9 million, or 11.7% compared to the fiscal 2012 fourth quarter. The fiscal 2013 fourth quarter included 13 weeks of operations compared to 14 weeks included in the fiscal 2012 fourth quarter. Net sales for the additional week of operations in fiscal year 2012 were $23.6 million. The 2013 decrease was attributable to lower same store sales, a decrease from the additional week of net sales in the fiscal 2012 fourth quarter, the effect of store closures and a decrease in shipments to franchisees, partially offset by new store sales and a favorable foreign currency translation effect on the Company’s non-U.S. sales. Excluding the additional week of sales in the fiscal 2012 fourth quarter, net sales would have decreased 7.3% or 8.0%, excluding the impact of foreign currency exchange rate changes.

Consolidated same store sales decreased 10.7% for the 13 weeks ended February 1, 2014 compared to the 13 weeks ended January 26, 2013, with North America same store sales decreasing 12.0% and Europe same store sales decreasing 8.5%. The Company computes same store sales on a local currency basis, which eliminates any impact from changes in foreign currency exchange rates and the additional week in the fiscal 2012 fourth quarter.

Gross profit percentage decreased 310 basis points to 51.4% during the fiscal 2013 fourth quarter versus 54.5% for the prior year quarter. Excluding the additional week of operations in the fiscal 2012 fourth quarter, the gross profit percentage decreased 270 basis points. This reduction in gross profit percentage consisted of a 280 basis point increase in occupancy costs, partially offset by a 10 basis point increase in merchandise margin. The increase in occupancy costs, as a percentage of sales, resulted primarily from the effect of a decrease in same store sales combined with normal occupancy cost increases.

Selling, general and administrative expenses decreased $7.7 million, or 5.4%, compared to the fiscal 2012 fourth quarter. Excluding the additional week of operations in the fiscal 2012 fourth quarter, an unfavorable $1.3 million foreign currency translation effect, and $1.8 million of incremental expense related to investments in the Company’s Icing ® North America and Claire’s ® Europe e-commerce platforms, selling, general and administrative expenses would have decreased $2.4 million. This decrease primarily resulted from decreases in payroll and a reduction of previously recorded non-cash stock compensation expense.

Adjusted EBITDA for the 13 weeks ended February 1, 2014 was $93.3 million compared to $129.6 million in the 14 week fiscal 2012 fourth quarter. Adjusted EBITDA for the additional week of operations in the fiscal 2012 fourth quarter was $6.2 million. The fiscal 2013 fourth quarter Adjusted EBITDA would have been $0.8 million higher without the investments in the Company’s Icing ® and Claire’s ® Europe e-commerce platforms. Foreign currency exchange rate changes provided a $0.9 million benefit. Excluding the additional week of operations for fiscal 2012, foreign currency exchange rate effects, and incremental investments in our e-commerce platforms and China operations, fiscal 2013 fourth quarter Adjusted EBITDA would have been $96.5 million compared to $126.7 million for the prior year period. The Company defines Adjusted EBITDA as earnings before income taxes, net interest expense, depreciation and amortization, loss (gain) on early debt extinguishments, and asset impairments. Adjusted EBITDA excludes management fees, severance, the impact of transaction-related costs and certain other non-cash and other items. Net income for the fiscal 2013 fourth quarter was $7.4 million. A reconciliation of net income (loss) to Adjusted EBITDA is attached.

As of February 1, 2014, cash and cash equivalents were $58.3 million. Our revolver was undrawn and we had $108.7 million of borrowing availability under our Credit Facility as of that date. The fiscal 2013 fourth quarter cash balance increase of $36.9 million consisted of positive impacts of $93.3 million of Adjusted EBITDA and $36.4 million from seasonal working capital, partially offset by reductions for $33.0 million of net repayments under the Credit Facility, $28.8 million of cash interest payments, $24.1 million of capital expenditures, and $6.9 million of tax payments and other cash items.

Fiscal 2013 Results

Fiscal 2013 net sales were $1.5 billion, a decrease of $43.8 million, or 2.8% compared to fiscal 2012. Fiscal 2013 included 52 weeks of operations compared to 53 weeks in Fiscal 2012. Excluding the extra week of net sales in fiscal 2012, net sales would have decreased 1.3% or 1.8%, excluding the impact from foreign currency exchange rate changes.

Consolidated same store sales decreased 3.9% for the 52 weeks ended February 1, 2014 compared to the 52 weeks ended January 26, 2013, with North America same stores sales decreasing 4.6% and Europe same store sales decreasing 2.8%. The Company computes same store sales on a local currency basis, which eliminates any impact from changes in foreign currency exchange rates and the additional week in Fiscal 2012.

Adjusted EBITDA for the 52 weeks ended February 1, 2014 was $260.8 million, compared to $308.0 million in Fiscal 2012, which consisted of 53 weeks. Excluding the additional week of operations for fiscal 2012, foreign currency exchange rate effects, and incremental investments in our e-commerce platforms and China operations, fiscal 2013 Adjusted EBITDA would have been $271.5 million compared to $308.6 million for the prior year period. Net loss for Fiscal 2013 was $65.3 million. A reconciliation of net income (loss) to Adjusted EBITDA is attached.

Change in Management

Claire’s today also announced that James D. Fielding, the Company’s Chief Executive Officer, has resigned. The Board of Directors has appointed Beatrice Lafon, President of Claire’s Europe, as the Company’s new Chief Executive Officer. This management change is effective tomorrow, Wednesday, April 2, 2014.

Peter P. Copses, Chairman of the Board of Directors, commented, “We thank Jim for his contributions as CEO of Claire’s over the past two years. Under Jim’s leadership, the Company has made important strides in merchandising and extending our e-commerce platform to Icing, Canada and Europe. We wish Jim well in all his future endeavors. In Beatrice, we have a strong leader with deep retail experience. She has an intimate understanding of our business, and a track record of driving sales in existing locations and successfully opening new stores. The Board of Directors is highly confident in Beatrice’s ability to lead Claire’s. We are very fortunate to have such a well-qualified successor within the Company.”

Beatrice Lafon added, “I am very grateful for the opportunity to lead Claire’s as CEO. As President of Claire’s Europe over the last three years, I have operated a multinational business across 15 countries in a challenging macro-economic environment. As CEO, I look forward to creating value by leveraging best practices, by maximizing the unique talents of both our North American and European teams as well as by harnessing the strength of our sourcing teams based in Asia. In partnership with our franchisees all over the world, we will seek to maximize Claire’s global sales and EBITDA.”

Recent Events

Recently, the Company made a decision to close its China stores, and is currently in the process of closing its Shanghai office and 17 company operated stores in that country. The Company is studying reintroduction of its brand in China using a Franchise model. In 2013 the Company generated $8.0 million of negative adjusted EBITDA in the China operation.

Store Count as of:	February 1, 2014	November 2, 2013	February 2, 2013

North America	1,912	1,916	1,921
Europe	1,185	1,186	1,161
China	17	16	3

Subtotal Company-operated	3,114	3,118	3,085

Franchise	421	414	392

Total global stores	3,535	3,532	3,477

Conference Call Information

The Company will host its fourth quarter and full year conference call on Wednesday, April 2, at 10:00 am. (Eastern Time). To connect, please dial 888-790-4233 (domestic) or 210-839-8201 (international). The password is “Claires.” An audio replay will be available through May 2, 2014, by dialing 888-458-8112 (domestic) or 402-998-1350 (international). The password is 84596. The conference call will also be webcast and archived until May 2, 2014 on the Company’s corporate website at www.clairestores.com, where it can be accessed by clicking on the “Events” link located under “Financial Information” for a replay or to download as an MP3 file.

Company Overview

Claire’s Stores, Inc. is one of the world’s leading specialty retailers of fashionable jewelry and accessories for young women, teens, tweens and girls ages 3 to 35. The Company operates through its two store concepts: Claire’s® and Icing®. As of February 1, 2014, Claire’s Stores, Inc. operated 3,114 stores in 18 countries throughout North America, Europe, and China. The Company also franchised 421 stores in 27 countries primarily located in the Middle East, Central and Southeast Asia and Central and South America. More information regarding Claire’s Stores is available on the Company’s corporate website at www.clairestores.com.

Forward-looking Statements

This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: our level of indebtedness; general economic conditions; changes in consumer preferences and consumer spending; unwillingness of vendors and service providers to supply goods or services pursuant to historical customary credit arrangements; competition; general political and social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; failure to maintain our favorable brand recognition; failure to successfully market our products through other channels, such as e-commerce; uncertainties generally associated with the specialty retailing business, such as decreases in mall traffic; disruptions in our supply of inventory; inability to increase same store sales; inability to renew, replace or enter into new store leases on favorable terms; increase in our cost of merchandise; significant increases in our merchandise markdowns; inability to grow our company-operated store base or expand our international store base through franchise or similar licensing arrangements; inability to design and implement new information systems; data security breaches of confidential information or other cyber attacks; delays in anticipated store openings or renovations; results from any future asset impairment analysis; changes in applicable laws, rules and regulations, including laws and regulations governing the sale of our products, particularly regulations relating to heavy metals and chemical content in our products; changes in anti-bribery laws; changes in employment laws, including laws relating to overtime pay, tax laws and import laws; product recalls; increases in the costs of healthcare for our employees; increases in the cost of labor;

labor disputes; loss of key members of management; increases in the cost of borrowings; unavailability of additional debt or equity capital; and the impact of our substantial indebtedness on our operating income and our ability to grow. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2013 filed with the SEC on April 3, 2013. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.

Additional Information

Other Claire’s Stores, Inc. press releases, a corporate profile and the most recent Form 10-K and Form 10-Q reports are available on Claire’s business website at: www.clairestores.com.

Contact Information

Leslie Loyet, Manager of Investor Relations and Corporate Communications

Phone: (847) 765-4610, or E-mail, leslie.loyet@claires.com

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS

OF OPERATIONS

(In thousands)

FOURTH FISCAL QUARTER

	Three Months Ended February 1, 2014	Three Months Ended February 2, 2013
Net sales	$435,530	$493,398
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	211,645	224,544

Gross profit	223,885	268,854

Other expenses:
Selling, general and administrative	135,451	143,132
Depreciation and amortization	23,815	16,647
Severance and transaction-related costs	2,336	1,660
Other income, net	(1,961)	(3,451)

	159,641	157,988

Operating income	64,244	110,866
Interest expense, net	54,177	60,854

Income before income tax expense	10,067	50,012
Income tax expense	2,652	7,806

Net income	$7,415	$42,206

YEAR TO DATE

	Twelve Months Ended February 1, 2014	Twelve Months Ended February 2, 2013
Net sales	$1,513,177	$1,557,020
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	753,631	755,996

Gross profit	759,546	801,024

Other expenses:
Selling, general and administrative	513,253	503,254
Depreciation and amortization	73,971	64,879
Severance and transaction-related costs	5,118	2,828
Other income, net	(4,568)	(6,105)

	587,774	564,856

Operating income	171,772	236,168
Loss on early debt extinguishment	4,795	9,707
Interest expense, net	223,361	210,797

Income (loss) before income tax expense	(56,384)	15,664
Income tax expense	8,923	14,382

Net income (loss)	$(65,307)	$1,282

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	February 1, 2014	February 2, 2013
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$58,343	$166,956
Inventories	178,882	157,549
Prepaid expenses	19,471	19,701
Other current assets	26,305	29,621

Total current assets	283,001	373,827

Property and equipment:
Furniture, fixtures and equipment	260,709	234,209
Leasehold improvements	335,858	312,789

	596,567	546,998
Less accumulated depreciation and amortization	(347,408)	(325,618)

	249,159	221,380

Leased property under capital lease:
Land and building	18,055	18,055
Less accumulated depreciation and amortization	(3,611)	(2,708)

	14,444	15,347

Goodwill	1,550,056	1,550,056
Intangible assets, net of accumulated amortization of $65,194 and $57,672, respectively	541,095	547,433
Deferred financing costs, net of accumulated amortization of $38,917 and $27,156, respectively	39,481	41,381
Other assets	54,396	49,848

	2,185,028	2,188,718

Total assets	$2,731,632	$2,799,272

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Trade accounts payable	$84,364	$73,445
Income taxes payable	3,729	10,508
Accrued interest payable	68,338	68,254
Accrued expenses and other current liabilities	94,727	99,529

Total current liabilities	251,158	251,736

Long-term debt	2,378,786	2,373,366
Obligation under capital lease	17,124	17,232
Deferred tax liability	119,564	120,968
Deferred rent expense	32,000	29,859
Unfavorable lease obligations and other long-term liabilities	16,033	20,551

	2,563,507	2,561,976

Commitments and contingencies

Stockholder’s deficit:
Common stock par value $0.001 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	619,499	618,403
Accumulated other comprehensive income (loss), net of tax	(1,109)	3,273
Accumulated deficit	(701,423)	(636,116)

	(83,033)	(14,440)

Total liabilities and stockholder’s deficit	$2,731,632	$2,799,272

Net Income (Loss) Reconciliation to Adjusted EBITDA

Adjusted EBITDA represents net income (loss), adjusted to exclude income taxes, interest expense and income, depreciation and amortization, loss (gain) on early debt extinguishments, asset impairments, management fees, severance and transaction related costs, and certain non-cash and other items. We use Adjusted EBITDA as an important tool to assess our operating performance. We consider Adjusted EBITDA to be a useful measure in highlighting trends in our business. We reinforce the importance of Adjusted EBITDA with our bonus eligible associates by using this metric in our annual performance bonus program. We believe that Adjusted EBITDA is effective, when used in conjunction with net income (loss), in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, Adjusted EBITDA is defined in the covenants contained in our debt agreements and it is the metric we use to communicate our financial performance to our debt investors.

Adjusted EBITDA is not a measure of financial performance under GAAP, and is not intended to represent cash flow from operations under GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to represent cash flow from operating, investing or financing activities as a measure of liquidity. We compensate for the limitations of using Adjusted EBITDA by using it only to supplement our GAAP results to provide a more complete understanding of the factors and trends affecting our business. Adjusted EBITDA has its limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

Some of the limitations of Adjusted EBITDA are:

•	Adjusted EBITDA does not reflect our cash used for capital expenditures;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and Adjusted EBITDA does not reflect the cash requirements for such replacements;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital requirements; and

•	Adjusted EBITDA does not reflect the cash necessary to make payments of interest or principal on our indebtedness.

While Adjusted EBITDA is frequently used as a measure of operations and the ability to meet indebtedness service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

ADJUSTED EBITDA

(UNAUDITED)

(In Thousands)

	Three Months Ended February 1, 2014	Three Months Ended February 2, 2013	Twelve Months Ended February 1, 2014	Twelve Months Ended February 2, 2013
Net income (loss)	$7,415	$42,206	$(65,307)	$1,282
Income tax expense	2,652	7,806	8,923	14,382
Interest expense	54,186	60,971	223,425	210,996
Interest income	(9)	(117)	(64)	(199)
Depreciation and amortization	23,815	16,647	73,971	64,879
Loss on early debt extinguishment	—	—	4,795	9,707
Stock compensation, book to cash rent, intangible amortization (a)	944	690	4,549	857
Management fee, consulting expense (b)	865	839	3,115	3,518
Other (c)	3,427	531	7,399	2,612

Adjusted EBITDA	$93,295	$129,573	$260,806	$308,034

a)	Includes: non-cash stock compensation expense, net non-cash rent expense, amortization of rent free periods, the inclusion of cash landlord allowances, and the net accretion of favorable (unfavorable) lease obligations and non-cash amortization of lease rights.
b)	Includes: the management fee paid to Apollo Management and Morgan Joseph Tri-Artisan Capital Partners and consulting expenses.
c)	Includes: non-cash losses on property and equipment primarily associated with remodels, relocations and closures; costs, including third party charges and compensation, incurred in conjunction with the relocation of new employees; non-cash foreign exchange gains/losses resulting from intercompany transactions and remeasurements of U.S. dollar denominated cash accounts of our foreign entities into their functional currency; and severance and transaction related costs.